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                              ATE Investment, Inc.


                                      19.1


                       Certificate of Incorporation of ATE

                                Investment, Inc.

                              Filed October 9, 1986
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                          CERTIFICATE OF INCORPORATION


                                       OF

                              ATE INVESTMENT, INC.

      The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the New Jersey Business Corporation Act, hereby certifies that:

      I.  The name of the corporation is ATE INVESTMENT, INC.

      II. The purpose for which this corporation is organized is to engage in any activity for which corporations may be organized under the New Jersey Business Corporation Act, as same may from time to time be amended or supplemented.

      III. The total number of shares of stock that the Corporation is authorized to issue is two thousand five hundred (2,500) shares of Common Stock, with no par value.

      IV. The initial registered office of the Corporation shall be located at 1199 Black Horse Pike, Pleasantville, New Jersey 08232, and the name of the initial registered agent of the Corporation at such location is
E. D. Huggard.

      V. There shall be five (5) Directors constituting the first Board of Directors. The name and address of each person who is to serve as an initial Director of the Corporation is as follows:


            Name                          Address
            ----                          -------


            E. D. Huggard                 1199 Black Horse Pike
                                          Pleasantville, New Jersey 08232

            J. L. Jacobs                  1199 Black Horse Pike
                                          Pleasantville, New Jersey 08232

            M. A. Jarrett                 1199 Black Horse Pike
                                          Pleasantville, New Jersey 08232

            J. G. Salomone                1199 Black Horse Pike
                                          Pleasantville, New Jersey 08232

            B. A. Parent                  1199 Black Horse Pike
                                          Pleasantville, New Jersey 08232

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            The above-named persons shall serve on the Board of Directors of the
Corporation until the first annual meeting of the shareholders of the Corporation and until their successors are duly elected and qualified.

      VI. The name and address of the incorporator is Atlantic City Electric Company, 1199 Black Horse Pike, Pleasantville, New Jersey 08232.

      IN WITNESS WHEREOF, the undersigned, the incorporator of the above-named corporation, has duly executed this Certificate of Incorporation on October 6, 1986.


ATTEST:                             ATLANTIC CITY ELECTRIC COMPANY



_____________________________       BY _____________________________________
                                       E. D. Huggard
                                       President and Chief Executive Officer